UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

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CHINA GEWANG BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-54451	42-1769584
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou Province, P.R. China 510623

(Address of Principal Executive Office) (Zip Code)

86-024-2397-4663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Change in Control of Registrant

On April 8, 2016 Shili Zhang transferred to his daughter, Mengdi Zhang, 9,500,000 shares of the Registrant's common stock, representing 16.52% of the outstanding shares. The transfer was made without consideration.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2016 Shili Zhang resigned from his position as the Registrant's Chief Executive Officer and from his position as a member of the Board of Directors and Chairman of the Board.

On April 8, 2016 the Registrant's Board of Directors elected Li Wang to fill the vacancy on the Board of Directors and to serve as Chairman of the Board, and appointed Li Wang to serve as the Registrant's Chief Executive Officer. Information regarding Ms. Wang follows:

Li Wang.  Ms. Wang brings to the Company 25 years of experience in successful business management. Since 2016 she has been employed as General Manager of Guangdong Gewang Biotechnology Co., Ltd., which is the operating affiliate of the Registrant. From 2004 through 2014 Ms. Wang was employed as Chairman of Beijing Tianrun Gewei Trading Co., Ltd., where she was responsible for development strategy, management policy and budgeting, as well as operations management. From 1991 through 2003, Ms. Wang was employed as Sales Manager for Beijing China Textiles Import and Export (Group) Corporation. In 1991 Ms. Wang was awarded a Bachelor's degree in economics with a major in International Business Administration by the University of International Business and Economics in Beijing. From 1998 through 2000, Ms. Wang did postgraduate study in International Trade at that same institution. She is 46 years old.

Li Wang has entered into a Labor Contract with Guangdong Gewang Biotechnology Co., Ltd., which  conforms with the Labor Contract Law of China. The contract covers her services as General Manager of that entity. The contract provides for monthly compensation of 12,000 RMB (approx. US$1,853).  The contract will terminate on April 7, 2017.

Li Wang has also entered into a Performance Salary Assess Agreement with Guangdong Gewang Biotechnology Co., Ltd. The Agreement provides that for each month in which the monthly net income of that company equals or exceeds 1,500,000 RMB (approx. US$231,610) and the Board determines that Ms. Wang's performance has been satisfactory, the company will pay Ms. Wang a bonus of 50,000 RMB (approx. US$7,720).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Gewang Biotechnology, Inc.

Date: April 11, 2016	By:	/s/ Li Wang Li Wang, Chief Executive Officer

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